SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): April 12, 2002

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-38518	94-1402710
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 River Oaks Parkway
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (408) 577-6200

Item 4.                    Changes in Registrant’s Certifying Accountant.

On April 12, 2002, WJ Communications, Inc., (the “Company”) dismissed Arthur Andersen LLP as its independent public accountant.  The decision to replace Arthur Andersen LLP was recommended by the Audit Committee of Company’s Board of Directors and approved by the Company’s Board of Directors. The Company’s Board of Directors authorized the Audit Committee and management to commence a selection process for a new independent public accountant to review the Company’s first quarter 2002 financial statements and audit the Company’s financial statements for the year ended December 31, 2002.

The reports of Arthur Andersen LLP on the Company’s consolidated financial  statements for the past two fiscal years ended December 31, 2001 and 2000 did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principles.

Furthermore, during the two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period up through April 12, 2002, there were no disagreements with Arthur Andersen LLP on matters of accounting principle or practices, financial statement disclosure, or audit scope or procedure that, if not resolved to their satisfaction, would have caused Arthur Andersen LLP to refer to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 is a letter dated April 16, 2002 from Arthur Andersen LLP addressed to the Securities and Exchange Commission stating its agreement with such statements.

Item 7.                    Financial Statements and Exhibits

(b) Exhibits

16.1                           Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 16, 2002 regarding change in certifying accountant.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ WILLIAM R. SLAKEY
William R. Slakey,
Chief Financial Officer

Dated: April 15, 2002